Exhibit 99.2

RIGNET, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

On July 5, 2012 RigNet, Inc. (RigNet or the Company) completed the acquisition of Nessco Group Holdings Ltd. (Nessco) for a purchase price of $46.5 million, (the Nessco Acquisition). The following unaudited pro forma condensed combined balance sheet as of June 30, 2012 and the unaudited pro forma condensed combined statements of income for the six months ended June 30, 2012 and for the year ended December 31, 2011 are based on the historical financial statements of RigNet and Nessco using the acquisition method of accounting.

The unaudited condensed combined pro forma balance sheet as of June 30, 2012 gives effect to the Nessco Acquisition as if it had occurred on June 30, 2012, and includes all adjustments that give effect to events that are directly attributable to the Nessco Acquisition and are factually supportable. The unaudited pro forma condensed combined statements of income for the year ended December 31, 2011 and the six months ended June 30, 2012 give effect to the Nessco Acquisition as if it had occurred on January 1, 2011, and include all adjustments that give effect to events that are directly attributable to the Nessco Acquisition, are expected to have a continuing impact, and are factually supportable.

The unaudited pro forma condensed combined financial statements reflect managements’s preliminary estimates of the fair values of tangible and intangible assets acquired and liabilities assumed. Upon completion of detailed valuation studies the Company may make additional adjustments, and these valuations could change significantly from those used in the pro forma condensed combined financial statements.

The unaudited pro forma condensed combined financial statements are presented for informational purposes only and are not intended to represent or to be indicative of the results of operations or financial position that RigNet would have reported had the Nessco Acquisition been completed as of the dates set forth in the unaudited pro forma condensed combined financial statements. The unaudited pro forma condensed combined financial statements are not intended to project the future financial results of RigNet after the transaction. The assumptions used to prepare the unaudited pro forma condensed combined financial statements are contained in the notes to the unaudited pro forma condensed combined financial statements, and such assumptions should be reviewed in their entirety.

These unaudited pro forma condensed combined financial statements should be read in conjunction with RigNet’s historical consolidated financial statements and notes thereto contained in RigNet’s Annual Report on Form 10-K for the year ended December 31, 2011, RigNet’s Quarterly Report on Form 10-Q for the six months ended June 30, 2012, RigNet’s Current Report on Form 8-K filed with the United States Securities and Exchange Commission on July 5, 2012, Nessco’s historical financial statements and notes thereto for the periods ended March 31, 2012 and 2011 contained herein as Exhibit 99.1.

As RigNet has a fiscal year ending on December 31 and Nessco has a fiscal year ending on March 31, the unaudited pro forma condensed combined statements of income for the twelve months ended combines the historical results of RigNet for the fiscal year ended December 31, 2011 with the historical results of Nessco for the twelve months ended March 31, 2012. The unaudited pro forma condensed combined statements of income for the six months ended June 30, 2012, combines the historical results of RigNet and Nessco for the six months ended June 30, 2012.

RigNet, Inc.

Unaudited Pro Forma Condensed Combined Balance Sheet

(In thousands of US Dollars)

	June 30, 2012
	RigNet	Nessco	Reclassifications	Pro Forma Adjustments		Pro Forma Combined
Assets
Current assets:
Cash and cash equivalents	51,999	5,940	—	—		57,939
Accounts receivable, net	24,803	14,126	—	(2,336)	D	36,593
Contracts in progress	—	—	7,717	—		7,717
Prepaid expenses and other current assets	4,890	9,839	(7,825)	(48)	D	6,856

Total current assets	81,692	29,905	(108)	(2,384)		109,105
Property and equipment, net	35,974	6,426	210	1,108	D	43,718
Restricted cash	—	97	—	—		97
Goodwill	13,812	5,775	—	(5,775)	E	31,582
				17,770	D
Intangibles	5,253	—	—	17,326	D	22,579
Deferred tax and other assets	6,246	—	(2,106)	478	D	4,618

Total assets	142,977	42,203	(2,004)	28,523		211,699

Liabilities and Equity Current liabilities:
Accounts payable	5,921	5,185	—	—		11,106
Accrued expenses	6,172	13,490	102	(64)	D	19,700
Short-term debt and current maturities of long-term debt	8,746	5,713	—	(5,713)	D	8,746
Income taxes payable	3,774	1,038	—	(14)	D	4,798
Deferred revenue	1,517	251	—	(131)	D	1,637

Total current liabilities	26,130	25,677	102	(5,922)		45,987

Long-term debt	10,409	12,963	—	(12,963)	D	56,444
				46,487	A,J
				(452)	L
Deferred revenue	363	—	—	—		363
Deferred tax liability	48	—	(2,106)	4,460	D	2,402
Other liabilities	16,009	—	—	476	D	16,485

Total liabilities	52,959	38,640	(2,004)	32,086		121,681

Equity:
Common stock	16	2,284	—	(2,284)	H	16
Additional paid in capital	118,327	308	—	(308)	H	118,327
Retained earnings (accumulated deficit)	(27,657)	971	—	(971)	H	(27,657)
Accumulated other comprehensive loss	(831)	—	—	—		(831)

Total shareholders’ equity	89,855	3,563	—	(3,563)		89,855
Non-redeemable, non-controlling interest	163	—	—	—		163

Total equity	90,018	3,563	—	(3,563)		90,018

Total liabilities and equity	142,977	42,203	(2,004)	28,523		211,699

RigNet Inc.

Unaudited Pro Forma Condensed Combined Statement of Income

(In thousands of US Dollars, except per share data)

	12 Months Ended
	December 31, 2011	March 31, 2012
	RigNet	Nessco	Pro Forma Adjustments		Pro Forma Combined
Revenue	109,355	52,915	—		162,270
Expenses:
Cost of revenue (excluding depreciation and amortization)	48,645	44,954	—		93,599
Depreciation and amortization	14,584	509	749	F	18,881
			3,039	G
Selling and marketing	2,276	—	—		2,276
General and administrative	26,960	2,045	—		29,005

Total expenses	92,465	47,508	3,788		143,761

Operating income (loss)	16,890	5,407	(3,788)		18,509
Interest expense	(1,249)	(1,950)	(931)	K	(4,220)
			(90)	L
Other income, net	613	5	—		618

Income (loss) from continuing operations before income tax provision	16,254	3,462	(4,809)		14,907
Income tax benefit (expense)	(6,502)	(973)	909	I	(6,566)

Income (loss) from continuing operations	9,752	2,489	(3,900)		8,341
Loss from discontinued operations, net of tax	—	(651)	—		(651)

Net income (loss)	9,752	1,838	(3,900)		7,690

Income per share from continuing operations attributable to RigNet common stockholders:
Basic	$0.62				$0.53

Diluted	$0.57				$0.48

Weighted average shares outstanding, basic	15,387				15,387

Weighted average shares outstanding, diluted	16,814				16,814

RigNet Inc.

Unaudited Pro Forma Condensed Combined Statement of Income

(In thousands of US Dollars, except per share data)

	6 Months Ended June 30, 2012
	RigNet	Nessco	Pro Forma Adjustments		Pro Forma Combined
Revenue	64,450	29,592	—		94,042
Expenses:
Cost of revenue (excluding depreciation and amortization)	29,343	24,597	—		53,940
Depreciation and amortization	7,734	214	395	F	9,863
			1,520	G
Selling and marketing	1,387	—	—		1,387
General and administrative	16,405	1,365	(401)	B	16,647
			(722)	C

Total expenses	54,869	26,176	792		81,837

Operating income (loss)	9,581	3,416	(792)		12,205
Interest expense	(316)	(1,226)	(465)	K	(2,052)
			(45)	L
Other income, net	165	—	—		165

Income (loss) from continuing operations before income tax provision	9,430	2,190	(1,302)		10,318
Income tax benefit (expense)	(4,075)	(619)	460	I	(4,234)

Income (loss) from continuing operations	5,355	1,571	(842)		6,084
Loss from discontinued operations, net of tax	—	(469)	—		(469)

Net income (loss)	5,355	1,102	(842)		5,615

Income per share from continuing operations attributable to RigNet common stockholders:
Basic	$0.34				$0.39

Diluted	$0.31				$0.35

Weighted average shares outstanding, basic	15,515				15,515

Weighted average shares outstanding, diluted	16,939				16,939

RIGNET, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1.	Description of the Transaction and Basis of Presentation

The unaudited pro forma condensed combined financial statements have been prepared based on RigNet, Inc. (RigNet or the Company) and Nessco Group Holdings Ltd. (Nessco) consolidated historical financial information, giving effect to the acquisition (Nessco Acquisition) and related adjustments described in these notes. The unaudited pro forma condensed combined balance sheet is presented as if the Nessco Acquisition had occurred on June 30, 2012. The unaudited pro forma condensed combined statements of income for the six months ended June 30, 2012, and the twelve months ended December 31, 2011 are presented as if the Nessco Acquisition had occurred on January 1, 2011.

Nessco prepared its annual consolidated financial statements in accordance with UK generally accepted accounting principles (GAAP). The historical Nessco Financial Statements have been adjusted to US GAAP.

Nessco historically reported its financial statements in British pound sterling (GBP), its local currency. In order to present the pro forma financial information in US dollars (USD), Nessco’s balance sheet has been translated using the spot rate at June 30, 2012, and each of Nessco’s statements of income has been translated using the average rate for the applicable period.

For purposes of preparing the unaudited pro forma condensed combined balance sheet, certain reclassifications have been made to the historical financial statements of Nessco to conform with RigNet’s presentation. Also, certain note disclosures normally included in financial statements prepared in accordance with US GAAP have been condensed or omitted as permitted by the Securities and Exchange Commission rules and regulations.

RigNet accounts for business combinations in accordance with Financial Accounting Standards Board Accounting Standards Codification (ASC) 805, “Business Combinations.” The purchase price for the Nessco Acquisition has been allocated to the assets and liabilities acquired based on a preliminary estimate of their respective fair values and may change when the final valuation of certain tangible and intangible assets and acquired working capital is determined.

Pro Forma Footnotes

A.	Cash consideration paid for the Nessco Acquisition was $46.5 million, funded through borrowings under the Company’s Amended and Restated Credit Agreement.

B.	Reflects the payment of transaction costs related to the Nessco Acquisition of $0.4 million. The impact of transaction costs already incurred has not been reflected in the unaudited pro forma condensed combined statement of income since these costs are expected to be nonrecurring in nature.

C.	Reflects an accrual for estimated transaction costs related to the Nessco Acquisition of $0.7 million. The impact of estimated transaction costs has not been reflected in the unaudited pro forma condensed combined statement of operations since these costs are expected to be nonrecurring in nature.

D.	Reflects the preliminary purchase price allocation and recognition of goodwill arising from the Nessco Acquisition as follows (in thousands):

Cash consideration paid to shareholders	$26,676 *
Debt repayment	19,811

Total purchase price	$46,487
Liabilities assumed	$24,341
Less: Estimated fair value of assets acquired:
Current assets	(27,413)
Property and equipment	(7,744)
Trade name	(4,353)
Covenants not to compete	(151)
Backlog	(1,116)
Customer relationships	(11,706)
Other assets	(575)

Goodwill	$17,770

*	Includes $0.1 million of contingent consideration paid in July and August 2012.

E.	Reflects the elimination of Nessco’s historical goodwill.

F.	Reflects fair value adjustments for property and equipment and related pro forma depreciation expense adjustments, as follows (in thousands):

					Pro forma depreciation expense
	Historical amounts	Fair Value	Fair value adjustment	Useful lives (yrs)	For the twelve months ended December 31, 2011	For the six months ended June 30, 2012
Property:
Land	$2,178	$1,405	$(773)	N/A	N/A	N/A
Buildings and improvements	3,622	4,395	773	10.0	439	220

Subtotal - property	$5,800	$5,800	$—		$439	$220

Equipment:
Computer hardware	$43	$43	$—	1.7	$25	$13
Furniture and fixtures	24	67	43	1.2	56	11
Teleport	139	595	456	1.8	331	165
Motor vehicles	—	7	7	0.5	7	—
Rental assets	273	852	579	2.3	380	190
Tools and equipment	147	170	23	8.5	20	10

Subtotal - equipment	$626	$1,734	$1,108		$819	$389

Total property and equipment	$6,426	$7,534	$1,108		1,258	609

Historical depreciation expense					509	214

Pro forma increase to depreciation expense					$749	$395

G.	Reflects fair value adjustments for identifiable intangible assets and related amortization expense adjustments, as follows (in thousands):

			Pro forma amortization expense
	Fair Value	Amortization period (yrs)	For the twelve months ended December 31, 2011	For the six months ended June 30, 2012
Identified Intangible Assets:
Trade name	$4,353	7.0	$622	$311
Covenants not to compete	151	1.7	89	44
Backlog	1,116	1.7	656	328
Customer relationships	11,707	7.0	1,672	837

Total identified intangible assets	$17,326		3,039	1,520

Historical amortization expense			—	—

Increase to pro forma amortization expense			$3,039	$1,520

H.	Reflects the elimination of Nessco’s historical shareholders’ equity balances.

I.	Reflects the tax impact of the Acquisition based on the statutory rates in effect during the six months ended June 30, 2012 and the year ended December 31, 2011.

J.	To reflect the issuance of new debt to finance the purchase price. Of the total $47.2 million term loan that was drawn on July 5, 2012, $46.5 million was used to fund the Nessco Acquisition, including the repayment of Nessco debt. The remaining $0.7 million was used to add to the Company’s liquidity; this amount has not been reflected in the unaudited pro forma condensed combined balance sheet as this portion of the debt is unrelated to the acquisition.

K.	To reflect the increase in interest expense resulting from the issuance of debt to finance the purchase price, as well as the amortization of related deferred financing costs. The interest rate on new debt to finance the cash consideration paid to Nessco shareholders of $26.7 million is assumed to be 3.49%, which is the current interest rate.

L.	Reflects the capitalization of $0.5 million of deferred financing costs incurred in connection with the term loan used to fund the Nessco Acquisition. Costs include bank fees, financial advisory, legal, and other professional fees. These costs are deferred and recognized over the term of the debt agreement using the straight-line method.